UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008 (February 26, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS  39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Xfone, Inc.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the use of the words “may,” “will,” “should,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements relate to management’s current plans, objectives and expectations for future operations. Although management believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of its knowledge of our business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this report should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Item 1.01                       Entry into a Material Definitive Agreement

On February 26, 2008, Xfone, Inc. (the “Registrant”) entered into certain material definitive agreements, the salient terms of which are set forth in detail under Item 2.01 below and are incorporated into this Item 1.01 by reference. The identities of the parties to these material definitive agreements are set forth below and in the respective agreements attached as exhibits to this Current Report on Form 8-K.

Prior to entering into these material definitive agreements, there was no material relationship between the Registrant or its affiliates and the other parties thereto, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto, including the Letter of Joint Venture dated June 15, 2007 between the Registrant and NTS Holdings, Inc., an entity owned by Barbara Baldwin, Jerry Hoover and Brad Worthington (“NTS Holdings”), which was attached as Exhibit 10.107 to the Registrant’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 22, 2007, and pursuant to its terms, terminated on February 26, 2008, upon consummation of the acquisition described in Item 2.01 below.

Item 2.01                       Completion of Acquisition or Disposition of Assets

On February 26, 2008 (the “Closing Date”), the Registrant completed its acquisition of NTS Communications, Inc. (“NTS”)  pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) entered into on August 22, 2007 with NTS, and the equity owners of NTS as sellers (the “NTS Shareholders”), as amended on February 14, 2008 (the “First Amendment”) and February 26, 2008 (the “Second Amendment,” which is described in further detail below under Item 8.01).  Additional information relating to the Purchase Agreement and the First Amendment is available in the Registrant’s Current Reports on Form 8-K filed with the SEC on August 22, 2007, January 15, 2008 and February 14, 2008.

As previously disclosed by the Registrant in its Current Report on Form 8-K filed with the SEC on August 22, 2007, the purchase price for the acquisition set forth in the Purchase Agreement was approximately $42,000,000 (excluding acquisition related costs), plus (or less) (i) the difference between NTS’ estimated working capital and the working capital target for NTS as set forth in the Purchase Agreement, and (ii) the difference between amounts allocated by NTS for its fiber optic network build-out project anticipated in Texas and any indebtedness incurred by NTS in connection with this project, each of which was subject to the Registrant’s advance written approval.  After applying this formula, the final aggregate purchase price was calculated as $41,900,000, and was paid by the Registrant as follows:

•	$35,414,715.33 was paid in cash; and

•
2,366,892 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”) were issued to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Registrant’s Common Stock, pursuant to the terms of the Purchase Agreement. The Registrant’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Registrant’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Registrant’s Common Stock by 93% of the average closing price of the Registrant’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74). The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.67.

On February 26, 2008, and in connection with the closing of the acquisition, the parties entered into the following material definitive agreements:

A.            Employment Agreements with Barbara Baldwin, Jerry Hoover and Brad Worthington.

NTS entered into Employment Agreements with each of Barbara Baldwin, who, prior to the closing, served as NTS’ President and CEO, Jerry Hoover, who, prior to the closing, served as NTS’ Executive Vice President - Chief Financial Officer, and Brad Worthington, who, prior to the closing, served as NTS’ Executive Vice President - Chief Operating Officer (each an “Officer,” and collectively the “Officers”).  The Employment Agreements provide for continued employment of the Officers with NTS in their respective capacities, and are for five-year terms each, effective as of the Closing Date.

The Employment Agreements provide for initial annual salaries for Ms. Baldwin of $273,000, and $243,840 for each of Messrs. Hoover and Worthington, and annual salaries (not less than the Officer’s respective initial annual salary) to be determined by NTS’ Board of Directors for each year of employment thereafter. In addition, the Officers are entitled to one-time signing bonuses in the amount of $500,000 for Ms. Baldwin and $243,840 for each of Messrs. Hoover and Worthington on the effective date of the Employment Agreements.

Pursuant to the terms of the Employment Agreements, the Officers were granted the following stock option awards under the Registrant’s 2007 Stock Incentive Plan on the Closing Date: Ms. Baldwin was granted options to purchase 250,000 shares of the Registrant’s Common Stock, and each of Messrs. Hoover and Worthington was granted options to purchase 400,000 shares of the Registrant’s Common Stock.  Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of the Registrant’s Common Stock for the ten trading days immediately preceding August, 22, 2007, the execution date of the Purchase Agreement.  Additionally, the Employment Agreements provide that at the end of each Officer’s second year of his or her employment, he or she will be granted options to purchase 267,000 shares of the Registrant’s Common Stock, which will be immediately exercisable at $5.00 per share, and will expire five years from such grant date.

The Employment Agreements may be terminated upon the death of the Officers, for cause (immediately upon notice from NTS to the Officer), for good reason (following thirty days' prior notice from NTS to the Officer), for any reason other than for good reason, or upon the disability of the Officer, each as defined in the Employment Agreements. The Officers are entitled to the following payments upon such termination:

1.
If the Officer terminates the Employment Agreement for good reason, NTS will pay the Officer his or her salary for the remainder of the employment term, except that if the Officer obtains other employment during that time, such salary payments will be reduced by the amount received with respect to such other employment.

2.
If the Officer terminates his employment for any reason other than for good reason, the Officer will be entitled to receive his or her salary only through the date such termination is effective, and any unexercised vested options to purchase the Registrant’s Common Stock and rights to receive any additional options to purchase the Registrant’s Common Stock shall be cancelled.

3.
If NTS terminates the Employment Agreement for cause, the Officer will be entitled to receive his or her salary through the date such termination is effective, and any options for the Registrant’s Common Stock issued in any year subsequent to Employment Year 1 shall be cancelled.

4.
If the Employment Agreement is terminated because of the Officer’s death, the Officer will be entitled to receive his or her salary through the end of the calendar month in which his or her death occurs, and any right to receive any additional options to purchase the Registrant’s Common Stock shall be cancelled.

5.
If the Employment Agreement expires after the performance of the full term and NTS and the Officer cannot agree on the terms for an extension of the Employment Agreement or a new employment agreement to replace the Employment Agreement, and the Officer terminates employment, then the Officer will be entitled to receive as severance pay his or her salary for a period of three (3) months following the date of such termination.

6.
If the Employment Agreement is terminated by either party as a result of the Officer’s disability, NTS will pay the Officer his or her s alary through the remainder of the calendar month during which such termination is effective and any right to receive any additional options for the Registrant’s Common Stock shall be cancelled.

In the event of any termination of employment by the Officers for any reason other than death, disability or for good reason, the Officers have agreed to pay to NTS the following amounts as liquidated damages:

Employment Year during which such termination occurs:	Ms. Baldwin	Mr. Hoover	Mr. Worthington
Year 1	$773,000	$487,680	$487,680
Year 2	$618,400	$390,144	$390,144
Year 3	$463,800	$292,608	$292,608
Year 4	$309,200	$195,072	$195,072
Year 5	$154,600	$97,536	$97,536

The Officers are permitted to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of NTS that may be in effect from time to time.  However, the Officers’ accrual of, or participation in plans providing for, such benefits will cease on the effective date of the termination of the Employment Agreement, and the Officer will be entitled to accrued benefits pursuant to such plans only as provided in such plans.

The Officers have also agreed to confidentiality and non-disclosure of confidential information during and following the employment period, as well as customary non-competition and non-interference for the greater of (i) 5 years from the date of the Employment Agreement or (ii) the employment period and for a period of two (2) years following the date that the employment ends.

The Employment Agreements also provide piggyback registration rights for the Officers from the effective date of the Employment Agreement through the expiration or termination of the Employment Agreements, to register for resale the shares of the Registrant’s Common Stock they own as a result of exercising any of the options granted pursuant to the Employment Agreements.  The Registrant will pay the registration expenses with respect to such piggyback registrations.

Copies of the Employment Agreements for each of Barbara Baldwin, Jerry Hoover and Brad Worthington are attached hereto as Exhibits 10.114.1, 10.114.2 and 10.114.3, respectively, and are incorporated herein by reference.

B.            Free Cash Flow Participation Agreement.

The Registrantentered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, pursuant to which NTS Holdings will be entitled to a payment from the Registrantof an amount equal to 5% of the aggregate excess free cash flow generated bythe Registrant’s U.S. Operations, which is defined in the Participation Agreement as the operations of the Registrant and its U.S. subsidiaries, which include Xfone USA, Inc. and NTS, and their respective subsidiaries, as well as any U.S. entity that the Registrant acquires directly, or indirectly through its subsidiaries in the future (a “Future Acquisition”).  NTS Holdings will be entitled to the participation amount beginning at such time as the Registranthas received a full return of its initial invested capital, plus an additional 8% return per year, in connection with the NTS acquisition (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms.  Termination of the Participation Agreement may occur upon a sale or buyout of the Registrant’s U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

A copy of the Participation Agreement is attached hereto as Exhibit 10.115 and is incorporated herein by reference.

C.            Escrow Agreement.

In accordance with the terms of the Purchase Agreement, the Registrant and certain representatives of the NTS Shareholders (the “NTS Shareholder Representatives”) entered into an Escrow Agreement with Trustmark National Bank, as escrow agent, pursuant to which the Registrant deposited an amount of cash and shares of Common Stock equal to $6,679,999 (15.9%) of the aggregate purchase price for the acquisition, to be held and administered by the escrow agent in order to secure certain obligations of the sellers under the Purchase Agreement. Each share of Common Stock deposited with the escrow agent has an agreed value of $2.74, which was determined by using the average per share closing price of the Common Stock for the ten (10) consecutive trading days preceding the trading day immediately prior to the Closing Date.

A copy of the Escrow Agreement is attached hereto as Exhibit 10.116 and is incorporated herein by reference.

D.            Release

Concurrently with the execution of the agreements described above, each of Barbara Baldwin, Jerry Hoover and Brad Worthington executed a Release, releasing NTS, the Registrant and their respective officers, directors, shareholders, employees and their successors and assigns, from any and all claims, causes or rights of action, demands and damages related to the business, affairs, actions or omissions of NTS and those of its officers, directors, employees or independent contractors through the Closing Date, as well as from any amounts due from NTS to the Officer for serving NTS in any capacity through the Closing Date.

A copy of the Release is attached hereto as Exhibit 10.117 and is incorporated herein by reference.

E. Noncompetition, Nondisclosure and Nonsolicitation Agreement

Pursuant to the terms of the Purchase Agreement, the Registrant entered into a Noncompetition, Nondisclosure and Nonsolicitation Agreement with Telephone Electronics Corporation, a Mississippi corporation, the largest NTS Shareholder prior to the closing, which owned approximately 62.5% of the issued and outstanding equity interest of NTS (“TEC”), and certain affiliates of TEC (each a “TEC Affiliate” and collectively the “TEC Affiliates”).  Pursuant to this agreement, TEC and each of the TEC Affiliates agreed (i) to keep confidential and to not release any Confidential Information (as such term is defined in the agreement) related to NTS, and (ii) to customary non-competition and non-solicitation provisions with respect to NTS for a period of two (2) years from the Closing Date.

A copy of the Noncompetition, Nondisclosure and Nonsolicitation Agreement is attached hereto as Exhibit 10.118 and is incorporated herein by reference.

The terms of the acquisition transaction and the consideration paid were the result of arm’s length negotiations between the Registrant and the other parties thereto. Prior to the completion of the acquisition, neither the Registrant nor any of its affiliates or officers, directors or their associates had any material relationship with NTS or the NTS Shareholders, other than in respect of the acquisition and the material definitive agreements entered into in connection therewith and the transactions contemplated therein and related thereto.

Item 3.02                       Unregistered Sales of Equity Securities

A.            Issuance of Common Stock to certain NTS Shareholders

In connection with the closing of the acquisition on February 26, 2008, the Registrant issued 2,366,892  shares of the Registrant’s Common Stock to certain NTS Shareholders who elected to reinvest all or a portion of their allocable sale price in the Registrant’s Common Stock, pursuant to the terms of the Purchase Agreement.  The Registrant’s Board of Directors determined, in accordance with the Purchase Agreement, the number of shares of the Registrant’s Common Stock to be delivered to each participating NTS Shareholder by dividing the portion of such NTS Shareholder’s allocable sale price that the NTS Shareholder elected to receive in shares of the Registrant’s Common Stock by 93% of the average closing price of the Registrant’s Common Stock on the American Stock Exchange for the ten consecutive trading days preceding the trading day immediately prior to the Closing Date (i.e., $2.74).  The aggregate sales price reinvested by all such NTS Shareholders was $6,485,284.67.

The offering of the shares of Common Stock to the NTS Shareholders was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities are to be issued only to “accredited investors,” within the meaning of Rule 501 of Regulation D, and up to 35 non-accredited investors. The facts relied on to make the exemption were the representations made by the NTS Shareholders in the Purchase Agreement and their respective subscription agreements.  The NTS Shareholders do not have any registration rights with respect to the shares they received pursuant to this offering, and upon issuance of the shares, the NTS Shareholders have the same rights as other shareholders currently owning the Registrant’s Common Stock.

B.	Awards of Stock Options to Barbara Baldwin, Jerry Hoover and Brad Worthington.

Pursuant to the terms of their Employment Agreements described under Item 2.01 above, on the Closing Date the Officers were granted the following stock option awards under the Registrant’s 2007 Stock Incentive Plan: Barbara Baldwin was granted options to purchase 250,000 shares of the Registrant’s Common Stock, and each of Jerry Hoover and Brad Worthington was granted options to purchase 400,000 shares of the Registrant’s Common Stock.  Each option is immediately exercisable, expires five years from the grant date, and has an exercise price of $2.794, which is 10% over the average closing price of the Registrant’s Common Stock for the ten trading days immediately preceding August, 22, 2007, the execution date of the Purchase Agreement.

The Registrant did not receive any consideration from the Officers for these options. The Registrant relied upon the exemption from registration provided by Section 4(2) of the Securities Act, as it believed that the exemption was available because the offer and sale of these securities did not involve a public offering or an underwriter.

C.	Issuance of Common Stock to certain Accredited Investors pursuant to the December 13, 2007 Private Placement

On February 26, 2008, the Registrant completed the issuance of 800,000 Units (as defined below) to XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, and 500,000 Units to certain investors affiliated with or who are customers of Gagnon Securities LLC, pursuant to Subscription Agreements entered into with each of the investors on December 13, 2007.  Each “Unit” consists of two shares of the Registrant’s Common Stock and one warrant to purchase one share of Common Stock, exercisable for a period of five years from the date of issuance at an exercise price of $3.10 per share.  The Units were sold at a price of $6.20 per Unit, for an aggregate purchase price of $8,060,000, which was held in escrow for the benefit of the Registrant pending the receipt by the Registrant of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares (including those underlying the warrants), as well as the closing of the acquisition of NTS.

A copy of the forms of the Subscription Agreement and the Warrant were attached as Exhibits 10.111 and 10.112, respectively, to the Registrant’s Current Report on Form 8-K filed with the SEC on December 14, 2007.

XFN-RLSI Investments, LLC is not an affiliate of the Registrant.

This private placement of Units was made pursuant to the 4(2) exemption under the Securities Act.  The private placement was made by the Registrant acting without a placement agent.

Item 8.01.                       Other Events

On February 26, 2008, the Registrant entered into a Second Amendment to the Purchase Agreement with NTS and the NTS Shareholder Representatives. The Second Amendment amends, among other things, the definition and elements of Working Capital, as such term is defined in the Purchase Agreement, and increases the Escrow Amount pursuant to the Purchase Agreement.

A copy of the Second Amendment is attached hereto as Exhibit 10.119 and is incorporated herein by reference.

The foregoing summary of the agreements and transactions described in Items 1.01, 2.01, 3.02 and 8.01 above is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to the Registrant’s Current Report on Form 8-K filed with the SECon August 22, 2007 and February 14, 2008,  and to this Current Report on Form 8-K.

Item 9.01                       Financial Statements and Exhibits

(a)            Financial Statements of Businesses Acquired

The audited consolidated financial statements of NTS and subsidiaries for the fiscal years ended December 31, 2007 and 2006, including the report of the independent registered public accounting firm, required by this item have not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Current Report is filed.

(b)            Pro forma financial information

The pro forma financial information required by this item has not been filed with this initial Current Report on Form 8-K, but will be filed by amendment within 71 calendar days after the date this Current Report is filed.

(c)             Shell company transactions

Not applicable.

(d)            Exhibits:

Exhibit No.	Description
10.114.1	Employment Agreement dated as of February 26, 2008, by and among NTS Communications,Inc. and Barbara Baldwin.
10.114.2	Employment Agreement dated as of February 26, 2008, byand among NTS Communications,Inc. and Jerry Hoover.
10.114.3	Employment Agreement dated as of February 26, 2008, byand among NTS Communications,Inc. and Brad Worthington.
10.115	Free Cash Flow Participation Agreement dated as of February 26, 2008, by and among Xfone, Inc. and NTS Holdings, Inc.
10.116
Escrow Agreement dated as of February 26, 2008, by and among Xfone, Inc., Chris Chelette, Robert Healea and Kevin Buxkemper the NTS Shareholder Representatives, and Trustmark National Bank, as escrow agent.

10.117	Release, effective as of February 26, 2008, entered into by each of Barbara Baldwin, Jerry Hoover and Brad Worthington.
10.118
Noncompetition, Nondisclosure and Nonsolicitation Agreement dated as of February 26, 2008, by and among Xfone, Inc., Telephone Electronics Corporation, Joseph D. Fail, Chris Chelette, Robert Healea, Joey Garner, and Walter Frank.

10.119
Second Amendment to Stock Purchase Agreement entered into as of February 26, 2008 by and among Xfone, Inc., NTS Communications, Inc. and Chris Chelette, Robert Healea and Kevin Buxkemper, as the NTS Shareholder Representatives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2008	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.114.1	Employment Agreement dated as of February 26, 2008, by and among NTS Communications,Inc. and Barbara Baldwin.
10.114.2	Employment Agreement dated as of February 26, 2008, byand among NTS Communications,Inc. and Jerry Hoover.
10.114.3	Employment Agreement dated as of February 26, 2008, byand among NTS Communications,Inc. and Brad Worthington.
10.115	Free Cash Flow Participation Agreement dated as of February 26, 2008, by and among Xfone, Inc. and NTS Holdings, Inc.
10.116
Escrow Agreement dated as of February 26, 2008, by and among Xfone, Inc., Chris Chelette, Robert Healea and Kevin Buxkemper the NTS Shareholder Representatives, and Trustmark National Bank, as escrow agent.

10.117	Release, effective as of February 26, 2008, entered into by each of Barbara Baldwin, Jerry Hoover and Brad Worthington.
10.118
Noncompetition, Nondisclosure and Nonsolicitation Agreement dated as of February 26, 2008, by and among Xfone, Inc., Telephone Electronics Corporation, Joseph D. Fail, Chris Chelette, Robert Healea, Joey Garner, and Walter Frank.

10.119
Second Amendment to Stock Purchase Agreement entered into as of February 26, 2008 by and among Xfone, Inc., NTS Communications, Inc. and Chris Chelette, Robert Healea and Kevin Buxkemper, as the NTS Shareholder Representatives.